UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: July 17, 2008
(Date of earliest event reported)

TELIPHONE CORP.
(Exact name of registrant as specified in its charter)

NEVADA	333-128986	84-1491673
State of incorporation	Commission File Number	IRS Employer Identification Number

4150 Ste-Catherine St. West Suite 200
Montréal, Quebec
Canada  H2Y 1Z8

(Address of principal executive offices)

4150 Ste-Catherine St. West Suite 200
Montréal, Quebec
Canada  H3Z 0A1

(Address of former principal executive offices)

Tel: 514-313-6010

(Issuer's telephone number)

(Former name or former address, if changed since last report)

Copies of all communications, including all communications sent to the agent for service
Copies of all communications, including all communications sent to the agent for service, should be sent to:

Joseph I. Emas, Esq.
Attorney at Law
1224 Washington Avenue
Miami Beach, FL  33139

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Item 8..01.  Other Events.

On July 15th, 2008, Teliphone Corp. entered into a definitive agreement for the acquisition of certain assets and liabilities from 9151-4877 Quebec Inc. (the “Agreement”). The details and terms and conditions of the acquisition are disclosed in the agreement attached as Exhibit 10.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d)           10.1           Agreement to acquire certain assets and liabilities from 9151-4877 Quebec Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELIPHONE CORP.

Date: July 17, 2008	By:	/s/ George Metrakos
George Metrakos Chief Executive Officer

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